         EXHIBIT 4.16

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 6, 2010

to

INDENTURE

Dated as of November 1, 1993

between

PHILLIPS-VAN HEUSEN CORPORATION

AND

THE BANK OF NEW YORK MELLON, AS TRUSTEE

$100,000,000

7 3/4% Debentures Due 2023

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 6, 2010, is entered into by and between Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon
(formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) for the Holders.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of November 1, 1993 (the “Indenture”) which provides for, among other things, the issuance by the Company of 7-3/4% Debentures due 2023 (the “Securities”); and

WHEREAS, the Company has entered into that certain Credit and Guaranty Agreement, dated as of the date hereof, among the Company, certain subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Barclays Bank PLC, as administrative agent and collateral agent (the “Credit Agreement Collateral Agent”), and the other agents party thereto, as the same has been and may hereafter be amended or extended from time to time (the “Credit Agreement”), pursuant to which, among other things, the Lenders will make certain loans and other financial accommodations to the Company (the “Domestic Credit Agreement Obligations”) and certain foreign borrowers (the “Foreign Credit Agreement Obligations” and, together with the Domestic Credit Agreement Obligations, the “Credit Agreement Obligations”) thereunder on the terms and conditions set forth therein; and

WHEREAS, the Company and U.S. Bank National Association have entered into that certain indenture, dated as of the date hereof, which provides for, among other things, the issuance by the Company of $600,000,000 of unsecured unsubordinated notes due 2020 (the “2020 Notes”); and

WHEREAS, the Company will use the proceeds of borrowings under the Credit Agreement and of the 2020 Notes (together with cash on hand and proceeds from the issuance of shares of the Company’s common stock and shares of Series A preferred stock) to fund the acquisition of Tommy Hilfiger B.V., repurchase or redeem the Company’s 7¼% senior notes due 2011 and 8 1/8% senior notes due 2013 and pay related fees and expenses; and

WHEREAS, the Company has entered into that certain U.S. Pledge and Security Agreement, dated as of the date hereof (the “U.S. Pledge and Security Agreement”), between the Company, certain domestic subsidiaries of the Company from time to time party thereto (together with the Company, the “Credit Agreement Grantors”) and the Credit Agreement Collateral Agent, pursuant to which the Credit Agreement Grantors granted to the Credit Agreement Collateral Agent, for the equal and ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement) and the Trustee, a security interest in and continuing lien on all of such Credit Agreement Grantors’ right, title and interest in, to and under the Collateral (as such term is defined in the U.S. Pledge and Security Agreement) (the “U.S. Pledge and Security Agreement Liens”); and

WHEREAS, the Company has entered into that certain Stock Purchase Agreement, dated as of December 17, 2002 (the “CK Purchase Agreement”), among the Company, Calvin Klein, Inc. (“CKI”), Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.r.l., CK Service Corp. (“CK Service” and together with CKI, the “CK Companies”), Calvin Klein (“Mr. Klein”), Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz; and

WHEREAS, the Company has entered into that certain Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “CK Pledge and Security Agreement”), by the Company and the CK Companies, in favor of Mr. Klein or his heirs, successors and assigns (the “Klein Heirs” and together with Mr. Klein, the “Klein Secured Parties”), and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “CK Collateral Agent”) for the equal and ratable benefit of the Klein Secured Parties and the Trustee (collectively, the “CK Secured Parties”); and

WHEREAS, the CK Collateral Agent and the Credit Agreement Collateral Agent have entered into that certain CK Intercreditor Agreement, dated as of the date hereof (the “CK Intercreditor Agreement”); and

WHEREAS, pursuant to the CK Pledge and Security Agreement, (a) the Company pledged to the CK Collateral Agent for the equal and ratable benefit of the CK Secured Parties, and granted to the CK Collateral Agent equal and ratable for the benefit of the CK Secured Parties, a lien upon and security interest in all of the Company’s right, title and interest in and to the CK Equity Interests Collateral (as defined in the CK Pledge and Security Agreement) and (b) the CK Companies (together with each domestic subsidiary of a CK Company which becomes (or is required to become) an additional pledgor under the CK Pledge and Security Agreement after the date hereof, the “CK Grantors”) pledged to the CK Collateral Agent for the equal and ratable benefit of the CK Secured Parties, and granted to the CK Collateral Agent for the equal and ratable benefit of the CK Secured Parties, a lien upon and security interest in all of its right, title and interest in and to the CK Collateral (as defined in the CK Pledge and Security Agreement, and together with the CK Equity Interests Collateral, the “CK Pledge and Security Agreement Collateral”) (such liens, collectively, the “CK Pledge and Security Agreement Liens”); and

WHEREAS, the Company has entered into that certain U.S. CKI Related Assets Pledge and Security Agreement, dated as of the date hereof (the “U.S. CKI Related Assets Pledge and Security Agreement”), between the Company, the CK Companies and the Credit Agreement Collateral Agent, pursuant to which (a) the Company pledged and granted (i) to the Credit Agreement Collateral Agent, for the benefit of the Secured Parties, and (ii) to the Credit Agreement Collateral Agent, for the equal and ratable benefit of the Trustee (such pledge and grant for the equal and ratable benefit of the Trustee to be automatically effective to the extent (and only to the extent) the CK Pledge and Security Agreement Liens are terminated in the future and at such time the Credit Agreement Obligations remain outstanding), a security interest in and continuing lien on all of the Company’s right, title and interest in and to the CK Equity Interests Collateral and (b) the CK Companies granted (i) to the Credit Agreement Collateral Agent, for the benefit of the Secured Parties, and (ii) to the Credit Agreement Collateral Agent, for the

equal and ratable benefit of the Trustee (such pledge and grant for the equal and ratable benefit of the Trustee to be automatically effective to the extent (and only to the extent) the CK Pledge and Security Agreement Liens are terminated in the future and at such time the Credit Agreement Obligations remain outstanding), a security interest in and continuing lien on all of its right, title and interest in and to all of the CK Collateral (such liens, collectively, the “U.S. CKI Related Assets Pledge and Security Agreement Liens”); and

WHEREAS, certain of the Company’s foreign subsidiaries (together with the Credit Agreement Grantors and the CK Grantors, the “Grantors”), including, without limitation, Tommy Hilfiger Canada Inc., Tommy Hilfiger Canada Retail Inc., Hilfiger Beteiligungsgesellschaft GmbH (formerly known as Hilfiger Holdings GmbH), Hilfiger Holdings Germany GmbH & Co. KG, Hilfiger Stores GmbH, TH Deutschland GmbH, Tommy Hilfiger Footwear Europe GmbH, Trumpet C.V., Prince 1 B.V., Prince 2 B.V., Tommy Hilfiger B.V., Tommy Hilfiger Group B.V., Tommy Hilfiger Europe B.V., Hilfiger Stores B.V. and TH Monument B.V., have executed on the date hereof or may execute, after the date hereof, to the extent required under the Credit Agreement, pledges and/or security agreements in Canada, Germany and the Netherlands, as applicable (collectively, the “Foreign Pledge and Security Agreements”), pledging and granting to the Credit Agreement Collateral Agent, for the equal and ratable benefit of the Secured Parties and the Trustee, a security interest in and continuing lien on certain of such foreign subsidiaries’ right, title and interest in, to and under all personal and other property of such foreign subsidiaries (the “Foreign Grantor Collateral” and such liens, collectively, the “Foreign Grantor Liens”); and

WHEREAS, the Company, the Credit Agreement Collateral Agent and the Trustee have entered into that certain Intercreditor Agreement, dated as of the date hereof (the “Foreign Obligor Intercreditor Agreement” and together with the Foreign Pledge and Security Agreements, the “Foreign Collateral Documents”); and

WHEREAS, the Company, PVH Foreign Holdings Corp. and Tomcan Investments Inc. (collectively, together with the domestic subsidiaries of the Company party thereto from time to time, the “Pledgors”) and the Credit Agreement Collateral Agent have entered into that certain U.S. Pledge Agreement, dated as of the date hereof (the “U.S. Pledge Agreement”), pursuant to which the Pledgors granted to the Credit Agreement Collateral Agent, for the equal and ratable benefit of the Foreign Obligations Secured Parties (as such term is defined in the Credit Agreement) and the Trustee, a security interest in and continuing lien on all of each such Pledgor’s right, title and interest in, to and under all outstanding capital stock of, or interest in, any Foreign Subsidiary (as defined in the Credit Agreement) of the applicable Pledgor other than any such interests that are pledged pursuant to the U.S. Pledge and Security Agreement and all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing, in each case whether now or hereafter existing or in which any such Pledgor now has or hereafter acquires an interest and wherever the same may be located, except as such may be excluded pursuant to Section 2.2 of the U.S. Pledge Agreement (the “Other Pledged Equity” and such liens, collectively, the “Other Pledged Equity Liens” and together with the U.S. Pledge and Security Agreement Liens, U.S. CKI Related Assets Pledge and Security Agreement Liens and Foreign Grantor Liens, the “Credit Agreement Liens”); and

WHEREAS, the granting of the Credit Agreement Liens and CK Pledge and Security Agreement Liens, as applicable, is permitted by Section 1008 of the Indenture, provided that the Company and the other Grantors grant to the Trustee, on behalf of the Holders, liens on and security interests in the Collateral, Foreign Grantor Collateral, Other Pledged Equity and CK Pledge and Security Agreement Collateral, as applicable, in order to equally and ratably secure the obligations under the Securities with the Credit Agreement Obligations and the CK First Lien Obligations (as defined below), as applicable; and

WHEREAS, the U.S. Pledge and Security Agreement Liens shall equally and ratably secure the Credit Agreement Obligations and the obligations under the Securities; and

WHEREAS, the Foreign Grantor Liens shall equally and ratably secure the Foreign Credit Agreement Obligations and the obligations under the Securities; and

WHEREAS, the Other Pledged Equity Liens shall equally and ratably secure the Foreign Credit Agreement Obligations and the obligations under the Securities; and

WHEREAS, the CK Pledge and Security Agreement Liens shall equally and ratably secure (a) the obligations under the Securities, (b) all guarantee obligations, fees, expenses and all other obligations under the First Lien Documents (as such term is defined in the CK Intercreditor Agreement), whether now existing or hereinafter incurred, created or arising, direct or indirect, absolute or contingent, due or to become due and (c) any other Klein Obligations (as such term is defined in the CK Intercreditor Agreement) (collectively, the “CK First Lien Obligations”); and

WHEREAS, the U.S. CKI Related Assets Pledge and Security Agreement Liens shall secure the Credit Agreement Obligations and, to the extent the CK Pledge and Security Agreement Liens are terminated in the future and at such time the Credit Agreement Obligations remain outstanding, shall equally and ratably secure the Credit Agreement Obligations and the obligations under the Securities; and

WHEREAS, pursuant to the CK Intercreditor Agreement, the CK Pledge and Security Agreement Liens securing the CK First Lien Obligations shall be senior in all respect and prior to the U.S. CKI Related Assets Pledge and Security Agreement Liens securing the Credit Agreement Obligations; and

WHEREAS, Section 901(3) of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of the Holders for, among other things, the purpose of securing the Securities as required pursuant to Section 1008 of the Indenture; and

WHEREAS, the parties hereto desire to enter into this Supplemental Indenture in accordance with Section 901(3) of the Indenture; and

WHEREAS, the Company has been duly authorized by its Board of Directors to enter into, execute and deliver, and hereby authorizes and directs the Trustee on behalf of the Holders to execute and deliver, this Supplemental Indenture:

NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

SECTION 1.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

SECTION 2.  The Trustee hereby acknowledges the granting of the U.S. Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Credit Agreement Obligations until such time as (a) the Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement have terminated or (b) the sum, without duplication, of the Credit Agreement Obligations and the Attributable Value of all Sale and Leaseback Transactions no longer exceeds the Lien Limitation (a “U.S. Pledge and Security Agreement Lien Limitation Event”).  Further, the Trustee hereby agrees on behalf of the Holders, and only if so directed by the Company, to execute and deliver the U.S. Pledge and Security Agreement.

SECTION 3.  The Trustee hereby acknowledges the pledge and granting of the CK Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the other CK First Lien Obligations until such time as (a) the other CK First Lien Obligations have been paid in full or (b) the sum, without duplication, of the other CK First Lien Obligations and the Attributable Value of all Sale and Leaseback Transactions no longer exceeds the Lien Limitation (a “CK Pledge and Security Agreement Lien Limitation Event”).  Further, the Trustee hereby agrees on behalf of the Holders, and only if so directed by the Company, to execute and deliver (A) the CK Pledge and Security Agreement and (B) an acknowledgement of the CK Intercreditor Agreement.

SECTION 4.  The Trustee hereby acknowledges that the Foreign Grantor Liens that have been pledged and granted on the date hereof or that will be pledged and granted after the date hereof are or will be pledged and granted as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Foreign Credit Agreement Obligations until such time as (a) the Foreign Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement in respect of the Foreign Credit Agreement Obligations have terminated or (b) the sum, without duplication, of the Foreign Credit Agreement Obligations and the Attributable Value of all Sale and Leaseback Transactions no longer exceeds the Lien Limitation (a “Foreign Grantor Lien Limitation Event”).  Further, the Trustee hereby agrees on behalf of the Holders, and only if so directed by the Company, to execute and deliver the Foreign Collateral Documents and the Company hereby directs the Trustee to execute on behalf of the Holders and the Trustee hereby agrees to so execute the Foreign Obligor Intercreditor Agreement.  With respect to Foreign Collateral Documents to be executed in the future, the Trustee shall be entitled to the protections of the last sentence of Section 903 of the Indenture as if that Section related to such Foreign Collateral Documents.

SECTION 5.  The Trustee hereby acknowledges the granting of the Other Pledged Equity Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Foreign Credit Agreement Obligations until such time as (a) the Foreign Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement in respect of the Foreign Credit Agreement Obligations have terminated or (b) the sum, without duplication, of the Foreign Credit Agreement Obligations and the Attributable Value of all Sale and Leaseback Transactions no longer exceeds the Lien Limitation (a “U.S. Pledge Agreement Lien Limitation Event”).  Further, the Trustee hereby agrees on behalf of the Holders, and only if so directed by the Company, to execute and deliver the U.S. Pledge Agreement.

SECTION 6.  To the extent the CK Pledge and Security Agreement Liens are terminated in the future and at such time the Credit Agreement Obligations remain outstanding, (a) the Trustee hereby acknowledges that the pledge and grant to the Credit Agreement Collateral Agent by the Company and CK Companies, for the benefit of the Trustee, of the US CKI Related Assets Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Credit Agreement Obligations shall automatically become effective and shall remain effective until such time as (i) the Credit Agreement Obligations have been paid in full or (ii) the sum, without duplication, of the Credit Agreement Obligations and the Attributable Value of all Sale and Leaseback Transactions no longer exceeds the Lien Limitation (a “US CKI Related Assets Pledge and Security Agreement Lien Limitation Event”); and (b) the Trustee hereby agrees on behalf of the Holders, and only if so directed by the Company, to execute and deliver the U.S. CKI Related Assets Pledge and Security Agreement.

SECTION 7.  The Company hereby consents to the granting of the U.S. Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Credit Agreement Obligations until such time as the Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement have terminated or a U.S. Pledge and Security Agreement Lien Limitation Event has occurred.

SECTION 8.  The Company hereby consents to the pledge and granting of the CK Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the other CK First Lien Obligations until such time as the other CK First Lien Obligations have been paid in full or a CK Pledge and Security Agreement Lien Limitation Event has occurred.

SECTION 9.  The Company hereby consents to the pledge and granting of the Foreign Grantor Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Foreign Credit Agreement Obligations until such time as the Foreign Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement in respect of the Foreign Credit Agreement Obligations have terminated or a Foreign Grantor Lien Limitation Event has occurred.

SECTION 10.  The Company hereby consents to the granting of the Other Pledge Equity Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Foreign Credit Agreement Obligations until such time as the Foreign Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement in respect of the Foreign Credit Agreement Obligations have terminated or a U.S. Pledge Agreement Lien Limitation Event has occurred.

SECTION 11.  The Company hereby consents to the pledge and granting (effective in accordance with Section 5 hereof) of the U.S. CKI Related Assets Pledge and Security Agreement Liens as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis with the Credit Agreement Obligations until such time as the Credit Agreement Obligations have been paid in full and all commitments of the Lenders under the Credit Agreement have terminated or a U.S. CKI Related Assets Pledge and Security Agreement Lien Limitation Event has occurred.

SECTION 12.  Except as expressly supplemented by this Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Securities issued thereunder shall remain in full force and effect.

SECTION 13.  This Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 14.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; such counterparts shall together be deemed to constitute one and the same instrument.

SECTION 15.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

SECTION 16.  This Supplemental Indenture shall be deemed to have become effective upon the date first written above.

SECTION 17. In the event of a conflict between the terms of this Supplemental Indenture and the Indenture, this Supplemental Indenture shall control.

SECTION 18. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first set forth above.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

Name:

Mark D. Fischer

Title:

Senior Vice President

THE BANK OF NEW YORK MELLON, as Trustee

By:

/s/ Kimberly Agard

Name:

Kimberly Agard

Title:

Vice President

[Signature Page to Third Supplemental Indenture]